Exhibit 10.33

January 29, 2025

Bally’s Corporation

100 Westminster Street

Providence, Rhode Island 02903

In connection with the preparation of the financial statements of Bally’s Chicago, Inc. (“the Company”), a wholly-owned subsidiary of Bally’s Corporation (the “Parent”), as of December 31, 2024 and December 31, 2025 and for the years then ended, we confirm to you the following:

The Parent will, and has the ability to, fully support the operating, investing, and financing activities of the Company through at least December 31, 2026.

The Parent does not intend to undertake any decision or action that would reasonably be expected to negatively affect the Company's ability to continue as a going concern through at least December 31, 2026.

Very truly yours,

Bally’s Corporation

Mr. Marcus Glover*, Executive Vice President and Chief Financial Officer of Bally’s Corporation

Signature	/s/ Marcus Glover

* The person has the authority to contractually commit the Parent to funding all of the Company’s operating, investing, and financing activities through at least December 31, 2026, without approval from the Company’s Board of Directors, or other senior members of management.

Bally’s Corporation 100 Westminster Street, Providence, RI 02903 401.475.8474